CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY [***] IS CONFIDENTIAL AND HAS BEEN EXCLUDED BECAUSE IT (I) IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

Exhibit 10.30

February 25, 2022

Neurocrine Biosciences, Inc.

12780 El Camino Real

San Diego, California

92130, U.S.

Attention: Kyle Gano

Dear Kyle,

Re: License and Collaboration Agreement between Xenon Pharmaceuticals Inc. (“Xenon”) and Neurocrine Biosciences, Inc. (“Neurocrine”) made as of December 2, 2019, as previously amended (the “Agreement”)

Further to our recent discussions and in accordance with Section 14.8 of the Agreement, and in consideration of the premises and mutual covenants contained herein, Xenon and Neurocrine agree as follows:

1.	LETTER AMENDMENT #2

Except as specifically defined below, capitalized terms used in this Letter Amendment #2 shall have the same meaning as ascribed to such terms in the Agreement.

2.	DEFINITION

2.1	Section 1.81 “Pain Field” of the Agreement shall be replaced with the following definition:

“Pain Field means treating the following diseases with a compound whose primary mechanism is NaV1.6 modulation and it binds to and modulates NaV1.7 with an IC50 of 1microM or less: pain indications and pain associated with other diseases or conditions.

3.	RIGHTS IN THE PAIN FIELD

3.1	Section 2.1 (c) of the Agreement shall be amended and restated as follows:

“(c) Restriction. Neurocrine shall not, directly or indirectly, Develop, seek Regulatory Approval for, market or promote any Excluded Compound.”

3.2	Section 8.8 of the Agreement shall be amended and restated as follows:

“Third Party Payment Obligations. Subject to Section 8.7(e)(ii) and Section 9.6, each Party shall be responsible for the payment of royalty, milestone and other payments due to Third Parties under any agreements between such Party (or its Affiliates) and Third Parties on account of Neurocrine’s and its Affiliates’ and sublicensees’ Development, manufacture and Commercialization of Products in the Field in the Territory. Without limiting the foregoing, Xenon shall be solely responsible for all payments due under the Genentech License; provided, however, that Neurocrine will, in addition to the applicable royalty rate, pay to Xenon [***] of all payments due under the Genentech License on any Net Sales of Products containing an Early Compound for which the package insert includes at least one category of pain covered under the definition of the Pain Field. In the event that Xenon has failed to make any payment on account of Neurocrine’s or its Affiliate’s or sublicensee’s sale of any Product when due under the Genentech License, and has failed to cure such non-payment within the applicable cure period under the Genentech License, Xenon will provide notice to Neurocrine at least [***] days prior the end of the applicable cure period and Neurocrine shall have the right, but no obligation, to pay any such royalties directly to Genentech and to deduct any such royalties paid to Genentech against any payments to Xenon under this Agreement.”

4.	GENERAL

4.1

This Letter Amendment #2 amends the terms of the Agreement and is deemed incorporated into, and governed by all other terms of, the Agreement. The Agreement shall, together with this Letter Amendment #2, be read and construed as a single instrument.

4.2

In the event of a conflict between the terms of this Letter Amendment #2 and the terms of the Agreement, to the extent that the Agreement is explicitly amended by this Letter Amendment #2, the terms of this Letter Amendment #2 shall prevail.

4.3	Except as specifically provided above in this Letter Amendment #2, the Agreement remains in full force and effect.

4.4

This Letter Amendment #2 may be signed in any number of counterparts, including electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

By the signatures below, the Parties have caused this Letter Amendment #2 to be executed by their respective duly authorized officers to be effective as of the date of this Amendment #2.

Sincerely,

Xenon Pharmaceuticals Inc.

By: /s/ Ian Mortimer____________________	By: /s/ Robin Sherrington_________________
Ian Mortimer President & CEO	Robin Sherrington EVP, Business and Corporate Development

Neurocrine Biosciences, Inc.

By: /s/ Kyle Gano________________________
Name: Kyle Gano Title: Chief Business Development Officer